UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 29, 2006

CERIDIAN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-15168	41-1981625
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3311 East Old Shakopee Road, Minneapolis, Minnesota  55425
(Address of principal executive offices)          (Zip code)

Registrant’s telephone number, including area code:  (952) 853-8100

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.               Entry into a Material Definitive Agreement.

On September 20, 2006, the Compensation and Human Resources Committee (the “Committee”) of the Board of Directors of Ceridian Corporation (the “Company”) authorized Nicholas D. Chabraja, the Chair of the Committee, to discuss with Ronald L. Turner, President and Chief Executive Officer of the Company, and to reach an understanding as to a cash bonus for 2006 and certain other matters relating to his retirement as Chief Executive Officer of the Company, all within the parameters established by the Committee, and with such determinations to be effective upon reaching such understanding.  On September 29, 2006, Messrs. Chabraja and Turner reached an understanding as to the following:

1.               Mr. Turner shall receive a cash bonus in the amount equal to 125% of his base salary earned through the date of his retirement.

2.               The Company released its interest in a country club membership to Mr. Turner with a value currently estimated to be approximately $80,000.  The current fair value of the country club membership will be treated as imputed income for Mr. Turner in 2006.

Effective as of September 29, 2006, the Committee ratified the above mentioned awards to Mr. Turner.

As disclosed in prior filings made by the Company with the Securities and Exchange Commission, in connection with Mr. Turner’s retirement, Mr. Turner will receive retirement benefits from the Company pursuant to the terms of his Executive Employment Agreement dated January 29, 2002 and amended on November 21, 2002, the Split Dollar Agreement, the Ceridian Corporation Retirement Plan, as amended, the Ceridian Corporation Benefit Equalization Plan, as amended, the Ceridian Corporation Deferred Compensation Plan, as amended, and the Ceridian Corporation Personal Investment Plan, as amended.  Furthermore, various outstanding equity awards granted to Mr. Turner by the Company will vest upon or continue to vest following his retirement from the Company pursuant to the terms of the Ceridian Corporation Amended and Restated 2001 Long-Term Stock Incentive Plan and the Ceridian Corporation 2004 Long-Term Stock Incentive Plan, as amended, and the related equity award agreements related to such plans.  With the exception of the Ceridian Corporation Retirement Plan and Ceridian Corporation Personal Investment Plan, the location of copies of all of the above mentioned agreements, plans and their respective amendments may be found in Item 15(a)3, “Exhibits” to the Company’s Annual Report on Form 10-K, for the year ended December 31, 2005.  A description of the benefits to be provided to Mr. Turner under the Ceridian Corporation Retirement Plan, as amended, can be found within the Company’s Proxy Statement dated March 24, 2006 under the heading “Executive Compensation – Pension Plans.”  Copies of the Ceridian Corporation Personal Investment Plan and amendments to such plan may be found in the Company’s Annual Reports on Form 11-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERIDIAN CORPORATION

/s/ Gary M. Nelson
Gary M. Nelson
Executive Vice President, Chief Administrative Officer,
General Counsel and Corporate Secretary

Dated: October 5, 2006